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                                                                     EXHIBIT 5.2

                        [PROSKAUER ROSE LLP LETTERHEAD]




August 22, 2000



Maxcom Telecomunicaciones, S.A. de C.V.
Magdalena No. 211
Col. del Valle Piso 5
Mexico, DF
Mexico  03100

Corporativo en Telecomuncaciones, S.A. de C.V.
Magdalena No. 211
Col. del Valle Piso 5
Mexico, DF
Mexico  03100

Re:      Maxcom Telecomunicaciones, S.A. de C.V.
         Corporativo en Telecomunicaciones, S.A. de C.V.
         Registration Statement No. 333-11910

Ladies and Gentlemen:

We have acted as special United States counsel for Maxcom Telecomunicaciones, S.A. de C.V. ("Maxcom") and Corporativo en Telecomunicaciones, S.A. de C.V. (together with Maxcom, the "Registrants") in connection with the preparation of the above-captioned Registration Statement, (the "Registration Statement") and the forms of those agreements filed as Exhibits thereto (the "Agreements") pursuant to which Maxcom proposes to exchange up to U.S.$300,000,000 aggregate principal amount of its 13 3/4% series B senior notes due 2007 (the "New Notes") for a like principal amount of its 13 3/4% series A senior notes due 2007 (the "Old Notes").

It is our opinion that the New Notes, when duly authorized, executed and delivered by Maxcom and countersigned by The Bank of New York, as Trustee, pursuant to the Indenture dated as of March 17, 2000, and delivered to and exchanged for the Old Notes by the holders as contemplated by the Agreements and the Registration Statement, will constitute valid and legally binding direct, general and unconditional obligations of Maxcom under the laws of the State of New York, enforceable in accordance with their terms, except as the enforceability thereof may


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August 22, 2000
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be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

Insofar as the opinion set forth herein relates to matters of the law of the United Mexican States, we have relied upon the opinions of the special Mexican counsel to the Registrants filed as an Exhibit to the Registration Statement, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

We hereby consent to the filing of this opinion with the Registration Statement and to the reference to ourselves under the captions "United States Taxation" and "Legal Matters" in the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/Proskauer Rose LLP

PROSKAUER ROSE LLP
by Carlos E. Martinez, a Partner